UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2012

OREXIGEN THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33415	65-1178822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3344 N. Torrey Pines Ct., Suite 200, La Jolla, CA		92037
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 875-8600

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Starting on September 20, 2012, representatives of Orexigen Therapeutics, Inc. (the “Company” or “Orexigen”) will be conducting meetings with investors, analysts and others. During these meetings, the Company will present the slides attached as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this item of this report.

* * *

By filing this Current Report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report. The information contained in this report is intended to be considered in the context of the Company’s filings with the Securities and Exchange Commission (“SEC”) and other public announcements that the Company makes, by press release or otherwise, from time to time. The Company undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

Orexigen cautions you that statements included in this Current Report on Form 8-K and the attached exhibit that are not a description of historical facts are forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “indicates,” “will,” “intends,” “potential,” “suggests,” “assuming,” “designed” and similar expressions are intended to identify forward-looking statements. These statements are based on the Company’s current beliefs and expectations. These forward-looking statements include statements regarding the timing of patient enrollment in the Light Study; the ability to enroll the targeted patient population; the potential resubmission of the Contrave NDA; the timing and amounts of the projected expenses associated with the Light Study and that the Company’s cash and cash equivalents will last through the anticipated timing of the resubmission of the Contrave NDA. The inclusion of forward-looking statements should not be regarded as a representation by Orexigen that any of its plans will be achieved. Actual results may differ from those set forth in this report and the attached exhibit due to the risk and uncertainties inherent in the Orexigen business, including, without limitation: the SPA is not binding on the FDA if public health concerns unrecognized at the time the SPA agreement was entered into become evident, other new scientific concerns regarding product safety or efficacy arise, or if Orexigen fails to comply with the agreed upon trial protocol; Orexigen’s ability to conduct the Light Study and the progress and timing thereof, including risks associated with recruiting and enrolling appropriate patients in the Light Study; Orexigen’s ability to demonstrate in the Light Study that the risk of major adverse cardiovascular events (“MACE”) in overweight and obese subjects treated with Contrave does not adversely affect the product candidate’s benefit-risk profile; the potential that earlier clinical trials may not be predictive of future results in the Light Study; the potential for the FDA to not approve Contrave even after the resubmission with the MACE event data; the potential for the Light Study to cost more than what is projected; the potential for early termination of the collaboration agreement between Orexigen and Takeda; the costs and time required to complete additional clinical, non-clinical or other requirements prior to any resubmission of an NDA; the therapeutic and commercial value of Contrave; Orexigen’s ability to maintain sufficient capital; and other risks described in the Company’s filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Orexigen undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. Further information regarding these and other risks is included under the heading “Risk Factors” in Orexigen’s Quarterly Report on Form 10-Q, which was filed with the SEC on August 9, 2012 and is available from the SEC’s website (www.sec.gov) and the Company’s website (www.orexigen.com) under the heading “Investor Relations.” All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description

99.1	Slide Presentation, dated September 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OREXIGEN THERAPEUTICS, INC.

Date: September 20, 2012	By: /s/ Joseph P. Hagan
Name: Joseph P. Hagan
Title: Chief Business Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Slide Presentation, dated September 20, 2012